EXHIBIT ITEM 32.2

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

August 19, 2010

Bruce N. Warner, the Chief Financial Officer of Northern California Bancorp, Inc. certifies:

c.               that this quarterly report on Form 10-Q for the period ended June 30, 2010 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

d.              that information contained in this Form 10-Q for the period ended June 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of Northern California Bancorp, Inc.

/s/ Bruce N. Warner
Bruce N. Warner
Chief Financial Officer and
Principal Accounting Officer